As Filed With the Securities and Exchange Commission on March   , 1997
                                                            Registration No. 333
     --------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                              _________________________

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                             American Electromedics Corp.
     --------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)

                                       Delaware
     --------------------------------------------------------------------------
            (State or other jurisdiction of incorporation or organization)

                                      04-2608713
     --------------------------------------------------------------------------
                         (I.R.S. employer identification no.)

                              13 Columbia Drive, Suite 18
                               Amherst, New Hampshire                   03031
     ---------------------------------------------------------------------------
                       (Address of principal executive offices)       (Zip code)

                               Stock Option Agreements
                         1987 Non-Qualified Stock Option Plan
     ---------------------------------------------------------------------------
                              (Full title of the plans)

                           Michael T. Pieniazek, Secretary
                             13 Columbia Drive, Suite 18
                             Amherst, New Hampshire 03031
     --------------------------------------------------------------------------
                       (Name and address of agent for service)

                                    (603) 880-6300
     --------------------------------------------------------------------------
             Telephone number, including area code, of agent for service
                                       Copy to:
                                 Bruce A. Rich, Esq.
                                  Reid & Priest LLP
                                 40 West 57th Street
                                 New York, NY  10019
                                    (212) 603-6780

                           CALCULATION OF REGISTRATION FEE
      =========================================================================
      PROPOSED TITLE                    PROPOSED       PROPOSED
            OF                          MAXIMUM        MAXIMUM
       SECURITIES TO                    OFFERING      AGGREGATE      AMOUNT OF
            BE         AMOUNT TO BE      PRICE         OFFERING    REGISTRATION
        REGISTERED     REGISTERED(1)  PER SHARE(2)      PRICE           FEE
      ------------------------------------------------------------------------
       Common Stock,       66,400        $0.625        $41,500           $
          $.10 par       shares(3)
           value
      ------------------------------------------------------------------------
       Common Stock,       30,000       $1.40625      $42,187.50         $
      $.10 par value     shares(4)
      ------------------------------------------------------------------------
       Common Stock,      300,000        $3.00         $900,000           $
      $.10 par value     shares(5)
      ------------------------------------------------------------------------

           TOTAL          396,400          -         $983,687.50      $298.09
                          shares
      =========================================================================
          (1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.
          (2) Estimated for the sole purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended.
          (3) Represents shares issuable upon exercise of options granted under the 1987 Non-Qualified Stock Option Plan.
          (4) Represents shares issuable upon exercise of options granted under the Stock Option Agreement attached hereto as Exhibit 10.1.
          (5) Represents shares issuable upon exercise of options granted under the Stock Option Agreement attached hereto as Exhibit 10.2.

                             AMERICAN ELECTROMEDICS CORP.


                               STOCK OPTION AGREEMENTS
                         1987 NON-QUALIFIED STOCK OPTION PLAN


                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by American Electromedics Corp. (the "Registrant"), with the Securities and Exchange Commission (the "Commission"), pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

          (a) The Annual Report of the Registrant on Form 10-KSB for the fiscal year ended July 27, 1996 (Commission File No. 0-9922);

          (b) The Quarterly Reports of the Registrant on Form 10-QSB for the fiscal quarter ended October 26, 1996 and the fiscal quarter ended January 25, 1997 (Commission File No. 0-9922);

          (c) The Current Reports of the Registrant on Form 8-K filed on November 1, 1996 and November 12, 1996 (Commission File No. 0-
               9922);

          (d) The Proxy Statement of the Registrant, dated January 12, 1988 (Commission File No. 0-9922); and

          (e) The description of the Common Stock, $.10 par value per share, of the Registrant contained in the Registration Statement on Form 8-A of the Registrant, filed with the Commission on September 3, 1981 (Commission File No. 0-9922).

          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or replaces such statement. Any such statement shall not be deemed to constitute a part of this Registration Statement except as so modified or replaced.

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Article VII, Section 7 of the By-laws of the Registrant provide in part that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL").

          Section 145 of the DGCL permits a corporation, among other things, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          A corporation also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view or all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          In addition, the indemnification and advancement of expenses provided by or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     ITEM 8.   EXHIBITS.

                    Exhibit No.    Description
                    ----------     -----------

                    5*        Opinion of Reid & Priest LLP

                    10.1* Stock Option Agreement, dated as of July 18, 1995, between the Registrant and Michael T. Pieniazek

                    10.2* Stock Option Agreement, dated as of February 5, 1997, between the Registrant and Thomas A. Slamecka

                    10.3 1987 Non-Qualified Stock Option Plan, incorporated by reference to the Proxy Statement of the Registrant, dated January 12, 1988 (Commission File No. 0-9922)

                    23.1* Consent of Ernst & Young LLP, independent public accountants for the Registrant

                    23.2* Consent of Berry, Dunn, McNeil & Parker (formerly known as Smith, Batchelder & Rugg), independent public accountants for the Registrant

                    23.3*     Consent of Reid & Priest LLP (included in Exhibit
                              5)

                    24* Power of Attorney (included on the signature page of this registration statement on Form S-8)

                    __________________________

                    *  Filed herewith.


     ITEM 9.   UNDERTAKINGS.

          The Registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (b) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (c) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (d) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (b) and (c) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

               (e) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (f) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering;

               (g) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amherst, State of New Hampshire on the 17th day of March, 1997.

                                        AMERICAN ELECTROMEDICS CORP.


                                   By: /s/ Thomas A. Slamecka, Chairman
                                      ----------------------------------
                                             Thomas A. Slamecka, Chairman

                                  POWER OF ATTORNEY

          Each director and/or officer of the Registrant whose signature appears below hereby appoints Thomas A. Slamecka or Michael T. Pieniazek as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Commission, any and all amendments, including post-effective amendments, to this Registration Statement.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                     Title                    Date


      /s/ Thomas A. Slamecka       Chairman of the Board
      ------------------------      and Director            March 17, 1997
         Thomas A. Slamecka

      /s/ Michael T. Pieniazek     Chief Financial Officer  March 17, 1997
      ------------------------
         Michael T. Pieniazek

      /s/ Alan Gelband             Director                 March 18, 1997
      ------------------------
         Alan Gelband

      /s/ Kenneth Levy             Director                 March 18, 1997
      ------------------------
         Kenneth Levy

      -------------------------    Director                 March   , 1997
         Marcus R. Rowan

      /s/ Edwin J. Thomas          Director                 March 19, 1997
      -------------------------
         Edwin J. Thomas

       /s/ Joseph Wear             Director                 March 19, 1997
      --------------------------
         Joseph Wear

      /s/ Noel A. Wren             Director                 March 18, 1997
      --------------------------
         Noel A. Wren

                                  INDEX TO EXHIBITS
                             AMERICAN ELECTROMEDICS CORP.
                            -----------------------------



     Exhibit
       No.     Description
     -------   ------------

     5         Opinion of Reid & Priest LLP

     10.1 Stock Option Agreement, dated as of July 18, 1995, between the Registrant and Michael T. Pieniazek

     10.2 Stock Option Agreement, dated as of February 5, 1997, between the Registrant and Thomas A. Slamecka

     23.1 Consent of Ernst & Young LLP, independent public accountants for the Registrant

     23.2 Consent of Berry, Dunn, McNeil & Parker (formerly known as Smith, Batchelder & Rugg), independent public accountants for the Registrant

     23.3      Consent of Reid & Priest LLP (included in Exhibit 5)

     24 Power of Attorney (included on the signature page of this registration statement on Form S-8)